Execution Version
MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated March 16, 2021 (this “Agreement”), is made by and among AeroCentury Corp., a Delaware corporation (“Seller”) and Drake Jet Leasing 10 LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller owns, beneficially and of record, as the “sole member,” 100% of the limited liability company membership interest (the “LLC Interest”) of ACY E-175 LLC, a Delaware limited liability company (the “Company”);

WHEREAS, Purchaser submitted an offer on 13 January 2021 to purchase from Seller, and Seller has accepted the offer and has agreed to sell to Purchaser, 100% of the limited liability company membership interest of Company the LLC Interest as evidenced by the Certificate No. 1 dated December 11, 2018 (the “Membership Certificate”) on the terms and subject to the conditions set forth herein;

WHEREAS, certain capitalized terms used in this Agreement but not otherwise defined in this Agreement are set out in Schedule A;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF LLC INTEREST

1.1. Purchase and Sale of the LLC Interest. Upon the terms and subject to the conditions set forth in this Agreement, at Closing Purchaser shall purchase from Seller and Seller shall sell, convey, transfer, assign and deliver to Purchaser, the LLC Interest free and clear of all Liens, other than transfer restrictions imposed by national, federal or state securities Laws, for an aggregate purchase price of Twenty Six Million Five Hundred Thousand United States Dollars ($26,500,000) (the “Purchase Price”).

1.2. Purchase Price and Payment.

(a) The Purchase Price shall be payable:

(i) as to an amount of thirteen million one hundred and eleven thousand seven hundred and forty five United States Dollars and forty three cents ($13,111,745.43) (the "Specified Amount") in cash by wire transfer of immediately available funds to the Specified Account;

(ii) by the Purchaser's assumption of all of the Seller's obligations under the Existing Credit Agreement (the "Assumed Obligations") pursuant to the Credit Agreement Transfer Agreement, constituting an outstanding aggregate amount of principal of thirteen million three hundred and eighty eight thousand two hundred and fifty four United States Dollars and fifty seven cents ($13,388,254.57) (the "Assumed Amount").

(b) Each of the Seller and the Purchaser hereby agrees that:

(i) the sum of the Specified Amount and the Assumed Amount equals the Purchase Price;

(ii) the Assumed Amount shall be netted from the Purchaser's obligation to pay the corresponding amount of the Purchase Price in consideration for the Purchaser's assumption of the Assumed Obligations; and

(iii) the Purchaser's (x) payment of the Specified Amount (pursuant to Article 1.2(a)(i)) and (y) assumption of the Assumed Obligations (pursuant to Article 1.2(a)(ii)) shall irrevocably and unconditionally be deemed to constitute payment of the Purchase Price in full.

(c) For the avoidance of doubt, payment of the Specified Amount into the Specified Account and the use and application thereof is subject in all respects to the Proceeds Side Letter.

1.3. The Closing. Subject to the satisfaction or waiver of all the conditions to closing set forth in Article 5 and the remaining provisions of this Article 1.3, the closing of the purchase and sale of the LLC Interest (the “Closing”) shall take place by conference call and exchange of signature pages by email, (a) effective at 12:00 noon Pacific Time on the Business Day following the satisfaction or waiver of the conditions set forth in Article 5 herein (other than those conditions that by their terms or nature are to be satisfied by actions to be taken at the Closing; provided, that such conditions are satisfied at the Closing or waived by the party having the benefit of such conditions), but in no event later than 12:00 noon Pacific Time on March 5, 2021; or (b) at such other time and place as may be mutually agreed upon by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date".

1.4. Deliveries at the Closing. The purchase and sale of the LLC Interest and the payment of the Purchase Price pursuant to the terms of this Agreement shall take place at the Closing and, simultaneously, the other transactions contemplated by this Agreement shall take place by the delivery of all of the closing documents set forth in Article 5.

1.5. Tail Insurance. Purchaser shall, or shall cause, Seller Additional Insureds to be named as additional insureds on any aviation liability insurance policy with respect to the Aircraft maintained pursuant to the Lease or any replacement lease until the date that is the earlier to occur of (a) two years after the Closing Date and (b) the next "major check" of the Airframe.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF

SELLER

As an inducement to Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as at the date hereof and on the Closing Date (in each case by reference to facts and circumstances then existing) as follows:

2.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power, capacity and authority, and the full legal capacity, to own, lease and operate its assets and properties and to conduct its business as currently being conducted. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and the Company is qualified or licensed to do business as a foreign company and is in good standing in all jurisdictions in which the ownership of the Company’s properties or the conduct of the Company’s business requires the Company to be so qualified or licensed, except where the failure to be so qualified or licensed has not been and would not reasonably be expected to be, individually or in the aggregate together with all such other failures, materially adverse to the Company.

2.2. Authorization, Validity and Enforceability. Seller has the full corporate power and authority to enter into, deliver and perform its obligations under this Agreement and the other Transaction Documents (defined below). The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Seller and no other proceedings on the part of Seller are necessary to authorize this Agreement and the other Transaction Documents or the transactions contemplated hereby or thereby. This Agreement and the other Transaction Documents have been or will be duly executed and delivered by Seller, and will, upon the due execution and delivery thereof by Purchaser, constitute the legal, valid and binding obligation of Seller enforceable against it in accordance with the terms hereof or thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor’s rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity). The Company has all requisite power and authority and all permits necessary to own, lease and operate its properties and to carry on its business as it has been and is now being conducted and to enter into this Agreement and the other Transaction Documents to which it is or will be a party and to perform its obligations hereunder and thereunder. True and complete copies of the Constituent Documents of the Company, which have been delivered to Purchaser, reflect all amendments made thereto, and (a) such Constituent Documents are in full force and effect and (b) the Company has not been and is not in material violation of such Constituent Documents.

2.3. No Violation. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereunder or thereunder, do not and will not (a) conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination or acceleration of any right or obligation under, or result in the creation or imposition of any Lien (as defined below) upon any assets or properties of Seller or the Company; (b) conflict with or result in a violation or breach of or default under any provisions of Seller’s or the Company’s Constituent Documents, as applicable; or (c) conflict with or result in a violation of any Law or Order to which Seller or the Company is subject.

2.4. Consents and Approvals. Except for the NordLB/Security Trustee Consent, no consent, approval, authorization, license or order of, registration or filing with, or notice to, any Governmental Authority or any other Person (such consents, approvals, authorizations, licenses, orders, registrations, filings or notices being referred to collectively as “Consents”) is necessary to be obtained, made or given by Seller, Company or the Owner Trustee in connection with the execution, delivery and performance by Seller of this Agreement or any of the other Transaction Documents or the consummation by Seller of the transactions contemplated hereby or thereby.

2.5. Title to Securities. As at the date hereof and as of immediately prior to the Closing Date, Seller is and will be the sole recorded and beneficial owner of and has and immediately prior to Closing will have good and marketable title to, the LLC Interest, free and clear of any Liens, other than the Existing NordLB Security and/or any applicable restrictions on transfer under any applicable state securities Laws Upon the delivery of the LLC Interest and the other required Transaction Documents as provided herein, Purchaser will acquire good and marketable title to the LLC Interest, free and clear of any Liens other than any generally applicable restrictions on transfer under applicable state securities Laws, and Purchaser will be entitled to all of the rights of a holder of such securities and there are no voting trusts, shareholder agreements, proxies or any other agreements, instruments or understandings with respect to the voting or sale or transfer of the equity interests of the Company. The LLC Interest constitute the only issued or outstanding equity capital of the Company. All of the LLC Interests are duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable and were issued in compliance in all material respects with all applicable Laws or pursuant to valid exemptions therefrom.

2.6. Assets of Company. The sole assets of the Company are the Collateral Accounts and 100% of the beneficial interest (each, a “Beneficial Interest”) in each trust (each, a “Trust”) established pursuant to each Trust Agreement dated as of 25 May 2007 between Metropolitan Life Insurance Company ("MetLife") and Wells Fargo Delaware Trust Company, not in its individual capacity, but solely as Owner Trustee (“Owner Trustee”) relating to the applicable Aircraft (defined below), each as transferred to the Company pursuant to the applicable Assignment and Assumption Agreement, each dated 31 December 2018 (each as amended from time to time and as fully and accurately described in Schedule E with respect to the applicable Aircraft, a “Trust Agreement” and together, the "Trust Agreements"). Seller has heretofore delivered to Purchaser a complete copy of each Trust Agreement, as currently in effect and each such Trust Agreement constitutes the entire agreement between the Seller and the Owner Trustee with respect to the applicable Beneficial Interest immediately prior to the Closing Date and there have been no other amendments, modifications or assignments entered into with respect to such Trust Agreement that will continue after the Closing Date that have not been disclosed. The Company owns full legal and beneficial title to each Beneficial Interest free and clear of all Liens other than Liens created pursuant to the Existing BISA and each Trust owns good and marketable legal title to the applicable Aircraft, respectively, free and clear of all Liens other than (i) Permitted Liens (excluding Lessor Liens) under (and as defined in) each applicable Lease and (ii) the Existing Security Agreement.

2.7. Legal Proceedings. There are no pending or threatened actions, suits, claims, proceedings or investigations against or involving Seller, Company, or each Trust (Company and each Trust collectively, hereinafter referred to as the “Acquired Entities” and respectively, as a “Acquired Entity”). Neither Seller nor any Acquired Entity is bound by or subject to any Order.

2.8. No Employees. No Acquired Entity has employees.

2.9. No Other Business. No Acquired Entity is engaged in any business other than the leasing of each Aircraft pursuant to the applicable Lease.

2.10. No Undisclosed Liabilities or Obligations. No Acquired Entity has any liabilities or obligations other than pursuant to (i) the applicable Lease and documents related thereto or (ii) the Trust Agreements, the Existing Loan Agreement and the other Existing Loan Documents.

2.11. Lease. To the Seller's knowledge (after having made due and careful enquiry and having received written confirmation from the Owner Trustee that there exists no Specified Default (as defined in each Lease), there exists no Specified Default (as defined in each Lease) by Owner Trustee or Lessee under the applicable Lease. Lessee has not made any prepayment of Basic Rent (as defined in each Lease) payable to Owner Trustee under any Lease. Set forth in Schedule C is a complete and accurate list of documents that relate to each Lease (copies of which have heretofore been delivered to Purchaser) and such Lease Documents constitute the entire agreement between the applicable Owner Trustee (and Company, as applicable) and Lessee with respect to the leasing of the applicable Aircraft immediately prior to the Closing Date and there have been no other amendments, modifications, consents or assignments or waivers granted with respect to such Lease Documents (or any matters pertaining thereto) that will continue after the Closing Date that have not been disclosed. Neither Seller nor any Acquired Entity owns any real property.

2.12. Contracts. Except for this Agreement and those agreements set forth in Schedule C (the “Material Agreements”), there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, governmental orders, writs or decrees to which an Acquired Entity is a party or by which such Acquired Entity is bound. No Acquired Entity is in breach of or default under any Material Agreement and there is no current claim or threatened claim that any Acquired Entity is or has been in breach of or default under any Material Agreement. Each Material Agreement is in full force and effect and is enforceable against the applicable Acquired Entity and the other party thereto, in accordance with its respective terms. Seller has provided Purchaser true and complete copies of each Material Agreement.

2.13. Existing Financing. No Default (as defined in the Existing Credit Agreement) exists under the terms of the Existing Credit Agreement or the other Existing Loan Documents. The Existing Credit Agreement together with the Existing Loan Documents (Credit Agreement Amendment, the Existing MI Pledge Release and New MI Pledge) constitute the entire agreement among the Seller, the Company and/or the Owner Trustee and NordLB and/or the Security Trustee entered into prior to (or, in the case of the Credit Agreement Amendment, Existing MI Pledge Release and New MI Pledge), at the Closing Date which will remain in effect following the Closing Date with respect to the financing of the Aircraft (other than as contemplated by the Credit Agreement Amendment, the Existing MI Pledge Release and the New MI Pledge) and there have been no other amendments, waivers or modifications entered into or granted with respect to such Existing Credit Agreement or Existing Loan Documents that will continue to have effect following the Closing Date which have not been disclosed.

2.14. Tax Matters.                                 The Company has been since the date of its formation, and will be immediately prior to the Closing, classified as an entity “disregarded” as separate from its owner, Seller, for all income Tax purposes (including under Treasury Regulations Section 301.7701-3) and no election has ever been or will be filed prior to the Closing to classify the Company as an association taxable as a corporation for income Tax purposes. Each Trust is properly treated, and will be so immediately prior to the Closing, as a grantor trust for federal income Tax purposes in accordance with Sections 671-678 of the Internal Revenue Code of 1986, as amended, and no election has ever been or will be filed prior to the Closing to classify any Trust as an association taxable as a corporation for income Tax purposes.

2.15. Tax Filings. Subject to applicable extensions, each Acquired Entity has filed or caused to be filed, all Tax returns that it was required to file prior to the Closing, and has paid all Taxes shown thereon as owing. All such Tax returns were true, correct and complete in all material respects. Neither Seller nor any Acquired Entity has received any notice of deficiency, assessment, audit, investigation, or proposed deficiency, assessment or audit with respect to any Acquired Entity or the conduct of their respective businesses. No Acquired Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

2.16. Compliance with Laws. Since January 1, 2019, each Acquired Entity has complied in all material respects with all applicable Laws of Governmental Authorities in effect on or prior to the Closing Date which apply to such Acquired Entity or to which such Acquired Entity may otherwise be subject, including the Customs and International Trade Laws and the FCPA, and neither Seller nor any Acquired Entity has received written notice of, and no claims have been filed against any Acquired Entity alleging, any violation by such Acquired Entity of any such Law, except any immaterial violations that have been corrected.

2.17. Absence of Certain Developments. Since January 1, 2020, the Acquired Entities have operated in all material respects in the ordinary course of business and since the date of this Agreement through the Closing Date there has not been any action or event that would have required Purchaser’s consent pursuant to Article 4.1 had such action or event occurred after the date hereof and no events or circumstances exist under the terms of the Existing Credit Agreement that, individually or in combination with any other effect, would reasonably be expected to result in a material adverse change.

2.18. Brokerage. No Person is entitled to any brokerage commissions, financial advisors’ fees, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or any Acquired Entity

2.19. Disclosures. None of the information concerning Seller or any Acquired Entity in this Agreement or in the other Transaction Documents or in any schedule or exhibit hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances existing when made, misleading.

2.20. Accounts; Cash Balance. As at Closing, there exists a cash balance in the Collateral Accounts as set forth in the definition of “Collateral Accounts” in Schedule A hereto.

2.21. Survival. The representations and warranties of Seller contained herein shall survive the Closing Date.

2.22. DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES AS SET FORTH IN ARTICLE 2 HEREOF, SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 2 HEREOF, SELLER’S RIGHTS WITH RESPECT TO THE TRANSFERRED RIGHTS ARE BEING ACQUIRED BY PURCHASER ON AN "AS IS, WHERE IS" BASIS.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As an inducement to Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as at the date hereof and on the Closing Date (in each case by reference to facts and circumstances then existing) as follows:

3.1. Organization. Purchaser is a limited liability company duly incorporated, validly existing and in good standing under the laws of Delaware, USA.

3.2. Authorization, Validity and Enforceability. Purchaser has the full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which Purchaser is a party. The execution, delivery and performance by Purchaser of this Agreement and each of the other Transaction Documents and the consummation by Purchaser of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the other Transaction Documents to which Purchaser is a party. This Agreement and the other Transaction Documents have been or will be duly executed and delivered by Purchaser and will, upon the due execution and delivery thereof by Seller, as applicable, constitute the legal, valid and binding obligation of Purchaser enforceable against it in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor’s rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity).

3.3. No Violation or Breach. The execution, delivery and performance by Purchaser of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereunder and thereunder, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default).

3.4. Consents and Approvals. No Consent of any Governmental Authority or any other Person is necessary to be obtained, made or given by Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents or the consummation by Purchaser of the transactions contemplated hereunder or thereunder.

3.5. Legal Proceedings. There are no pending or threatened actions, suits, claims, proceedings or investigations against or involving Purchaser, except as would not materially and adversely affect, and would not reasonably be expected to prevent or materially delay or impair, Purchaser’s performance under this Agreement and the Transaction Documents to which Purchaser is or will be a party or the consummation of the transactions contemplated hereunder or thereunder.

3.6. Brokerage. No Person is entitled to any brokerage commissions, financial advisors’ fees, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

3.7. Survival. The representations and warranties of Purchaser contained herein shall survive the Closing Date.

ARTICLE 4

PRE-CLOSING COVENANTS

4.1. Conduct of Business. From the date hereof until the earlier of the Closing Date or the date of any termination of this Agreement pursuant to Article 6.1 hereof, except as otherwise required or contemplated hereunder or under any other Transaction Document or upon the prior written approval of Purchaser, (a) Seller will cause the Acquired Entities to conduct their operations only in the ordinary course of business consistent with past practice and (b) Seller will not, and will not cause any Acquired Entity to, knowingly take any action that would, or would be reasonably likely to, result in any of the representations and warranties set forth in Article 3 hereof not being true in all material respects or result in any of the conditions set forth in Article 5 hereof not being satisfied. Without limiting the generality of the foregoing, during such period, except as otherwise required or contemplated hereunder or under any other Transaction Document, Seller will not take any action to cause or enable any Acquired Entity to, directly or indirectly (i) amend its Constituent Documents and/or any Lease (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any limited liability company membership interests or any other securities or equity equivalents, (iii) split, combine or reclassify its limited liability company membership interests, or declare, set aside or pay any distribution in respect of its limited liability company membership interests, or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) its limited liability company membership interests, (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (v) make any change in any financial reporting or accounting practices.

4.2. Access to Information; Consultation. From the date hereof until the earlier of the Closing Date or the date of any termination of this Agreement pursuant to Article 6.1 hereof, Seller will assist and will not take any action to prevent Purchaser and its representatives to have access during normal business hours to the books, records and files of the Acquired Entities upon reasonable prior written request by Purchaser.

4.3. Commercially Reasonable Efforts. Each of the parties hereto shall use its commercially reasonable efforts to cause the fulfillment as soon as practicable following the date of this Agreement of all of the conditions to its respective obligations to consummate the transactions contemplated hereby and by the other Transaction Documents.

ARTICLE 5

CONDITIONS TO THE CLOSING

5.1. Mutual Condition to the Closing. The obligations of Seller to sell, and of Purchaser to purchase, the LLC Interest at the Closing shall be subject to no Illegality Event having occurred and being continuing.

5.2. Additional Conditions to the Obligations of Seller. The obligation of Seller to sell the LLC Interest at the Closing shall be subject to the satisfaction of the following conditions (in addition to the condition specified in Article 5.1 hereof) at or prior to the Closing:

(a) NordLB shall deliver to Seller a release of all obligations of Seller to the Company and to NordLB under the Existing Loan Documents, including, without limitation, the Seller’s obligations under the Indemnity Agreement and the Borrower Parent Pledge Agreement (Republic Borrower) (each as defined in the Existing Loan Documents), in form and substance satisfactory to Seller;

(b) Purchaser shall provide to Seller such information regarding Purchaser, its management and ownership necessary for Purchaser to complete its Know-Your-Customer and United States export control and United States Treasury compliance obligations, and any other applicable Customs and International Trade Laws; and

Any condition specified in this Article 5.2 may be waived by Seller; provided, that no such waiver shall be effective unless it is set forth in a writing executed by Seller.

5.3. Additional Conditions to the Obligations of Purchaser. The obligation of Purchaser to purchase the LLC Interest at the Closing shall be subject to the satisfaction of the following conditions (in addition to the condition specified in Article 5.1 hereof) at or prior to the Closing:

(a) the representations and warranties of Seller contained in Article 3 of this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date;

(b) Purchaser shall have received copies of all Transaction Documents duly executed by each of the parties thereto (other than Purchaser);

(c) Seller shall have performed and complied in all material respects with all agreements and covenants required to be performed by it hereunder at or prior to the Closing;

(d) Seller shall have delivered to Purchaser a certified copy of the resolutions of its board of directors, authorizing this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, which resolutions shall not have been amended, modified, superseded or revoked together with an incumbency certificate of Seller as to the persons authorized to execute and deliver this Agreement and each other Transaction Document to which Seller is or will be a party, including the signatures of each such person;

(e) Seller shall have delivered to Purchaser the Operating Agreement and the Certificate of Formation of Company;

(f) Seller shall have delivered a membership transfer power, in a form reasonably satisfactory to Purchaser evidencing transfer of the Membership Certificate representing the LLC Interest to Purchaser;

(g) the Credit Agreement Amendment shall have been duly executed and delivered by NordLB and the Security Trustee;

(h) Purchaser shall have completed a satisfactory due diligence review of the Company, each Trust, each Lease and Lease Documents, the Existing Credit Agreement and the other Existing Loan Documents and related documents;

(i) Seller shall have tendered, effective as of the Closing, its resignation as manager of the Company;

(j) there shall have been no Event of Loss with respect to an Aircraft or material damage to such Aircraft for which the likely cost of repair would exceed [two million United States Dollars ($2,000,000);

(k) Purchaser shall be satisfied that no Taxes will arise or be payable by it on the completion of and as a result of the transactions contemplated by this Agreement as at Closing; and

(l) Purchaser shall have received evidence that Purchaser and any Purchaser Additional Insureds are named as additional insureds in the liability insurance maintained pursuant to each Lease.

Any condition specified in this Article 5.3 may be waived by Purchaser; provided, that no such waiver shall be effective unless it is set forth in a writing executed by Purchaser.

ARTICLE 6

TERMINATION

6.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a) by either Purchaser or Seller, if any Law or Order that would prevent the satisfaction of the condition to the obligations of Purchaser set forth in Article 5.2 or the condition to the obligations of Seller set forth in Article 5.3 shall have become final and non-appealable; or

(b) by mutual written consent of Purchaser and Seller.

6.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Article 6.1 hereof, this Agreement shall thereafter be terminated and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that (a) the obligations of the parties pursuant to Article 7.2, Article 7.7 hereof and this Article 6.2 shall survive any such termination and (b) no party shall be relieved of any liability for any breach of its representations, warranties, covenants or agreements contained herein prior to such termination.

ARTICLE 7

MISCELLANEOUS

7.1. Disclaimer of Warranties on the Company’s Assets.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES AS SET FORTH IN ARTICLE 2 HEREOF, SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, RELATING TO THE AIRCRAFT OR ANY PART THEREOF AND PURCHASER ACKNOWLEDGES THAT THE AIRCRAFT ACQUIRED BY PURCHASER THROUGH ITS PURCHASE OF THE LLC INTEREST ARE PURCHASED ON AN "AS IS, WHERE IS AND WITH ALL FAULTS" BASIS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SELLER HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OR FOR ANY PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON LIABILITY IN TORT, STRICT OR OTHERWISE, AS TO FREEDOM FROM INTERFERENCE IN POSSESSION OR USE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.

7.2. Notices. Any notices and other communications given pursuant to this Agreement shall be in writing and shall be effective upon delivery (a) by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by an internationally recognized overnight courier service (appropriately marked for overnight delivery) or (b) when transmitted by electronic mail if sent before 5:00 p.m. on a Business Day (otherwise the next Business Day) or the day following such day (except if not a Business Day then the next Business Day)Notices are to be addressed as follows:

if to Purchaser:

Drake Jet Leasing 10 LLC

c/o Maples Fiduciary Services (Delaware) Inc.

Suite 302, 4001 Kennett Pike,

Wilmington, DE 19807

USA

Attn: Fiduciary Services

Email: XXXXXXXX

with a copy to:

Falko Regional Aircraft Limited

1 Bishop Square

St. Albans Rd. West

Hatfield AL10 9NE

Attn: Sarah Dichlian

Email: XXXXXXXXX

if to Seller:

AeroCentury Corp.

1440 Chapin Avenue, Suite 310

Burlingame, CA94010-4011

Attn: Harold M. Lyons / Christopher B. Tigno

Email: XXXXXXXX

or to such other respective addresses as any of the parties hereto shall designate to the others by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

7.3. Fees and Expenses. Except as otherwise expressly provided herein, Seller shall be responsible for and shall pay the costs and expenses incurred by it in connection with the negotiation and drafting of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’ fees and expenses and the Purchaser shall be responsible for and shall pay the costs and expenses incurred by it in connection with the negotiation and drafting of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’ fees and expenses. In addition, the Purchaser shall pay the costs and expenses of Lessee, NordLB, FAA Counsel including all related filing fees and registration fees (including those relating to any related filings in the State of Delaware), in each case in amounts subject to agreement in writing in advance.

7.4. Entire Agreement; Waivers and Amendments. This Agreement and the other Transaction Documents (including the exhibits and schedules hereto and thereto and the documents and instruments referred to herein and therein) contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior written or oral agreements and understandings with respect thereto. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by all parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

7.5. Taxes.   Seller shall be responsible for paying all capital gains, income, gross receipts, transfer, stock transfer, stamp, recording, registration, documentary, sales, use, value added, excise and any similar taxes, and all conveyance fees and recording charges (including any penalties, additions to tax and interest thereon) assessed by the United States or any taxing subdivision thereof ("Taxes") incurred in connection with the consummation of the purchase and sale of the LLC Interest or any of the other transactions contemplated by this Agreement or the other Transaction Documents.

7.6. Assignment; Binding Effect. This Agreement may not be assigned or delegated, in whole or in part, by any party hereto without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

7.7. Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto. However, in the event that any such provision shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law or Governmental Authority and shall continue to be fully enforceable as so modified.

7.8. No Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder.

7.9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

7.10. Jurisdiction.   The parties agree that the federal and state courts located in New York, New York (in the Borough of Manhattan) are to have non-exclusive jurisdiction to settle any disputes in connection with this Agreement and the other documents related hereto and submit to the jurisdiction of such courts in connection with this Agreement and the other documents related hereto.

(a) Each Party hereto:

(i) waives objection to such courts on grounds of inconvenient forum, venue or otherwise as regards proceedings in connection with this Agreement and other documents related hereto; and

(ii) agrees that (subject to permitted appeals) a judgment or order of such a court in connection with this Agreement or the other documents related hereto is conclusive and binding on it and may be enforced against them in the courts of any other jurisdiction.

(b) Nothing in this Article 7.9 limits the right of either party to bring proceedings in connection with this Agreement or any other document related hereto:

(i) in any other court of competent jurisdiction; or

(ii) concurrently in more than one jurisdiction.

7.11. Specific Performance. Each of the parties hereto acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at Law. Accordingly, the parties agree that such non-breaching Party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other Party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

7.12. Prevailing Party. In the event any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced or threatened by any party hereto to enforce its rights under this Agreement against any other party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the party prevailing in such proceeding shall be reimbursed by the other party(ies); provided, that if the prevailing party prevails in part, and loses in part, in such proceeding, the court, arbitrator or other adjudicator presiding over such proceeding shall award a reimbursement of the fees, costs and expenses incurred by the prevailing party on an equitable basis.

7.13. Captions. The Article headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

7.14. Counterparts. This Agreement may be executed in two or more counterparts (including by electronic means or ..PDF), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

* * *

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

PURCHASER:

                                                                                        DRAKE JET LEASING 10 LLC

By: _________________________
Name:
Title:

SELLER:

AEROCENTURY CORP.

By: _________________________
Name:
Title:

SCHEDULE A

CERTAIN DEFINED TERMS

(a) “Aircraft” means, each of and collectively, the aircraft described in Schedule B.

(b) “Assets” of any Person means all assets and properties of every kind (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

(c)  “Business Day” has the meaning given to that term in the Existing Credit Agreement.

(d) “Collateral Accounts” means the two bank accounts of the Company held with Wilmington Trust Company in the name of the Company and charged in favor of NordLB in connection with the Existing Credit Agreement, which have the following account balances:

Account Number	Account Balance
XXXXXXXXXX	$52,900.90
XXXXXXXXXX	$2,346,266.27

(e) “Constituent Documents” means the certificate or articles of incorporation and bylaws of any corporate Person, the certificate of formation, articles of organization and limited liability company agreement of any Person that is a limited liability company and the certificate of limited partnership and partnership agreement of any Person that is a partnership, and any other similar governing or constituent document, as applicable.

(f) “Customs and International Trade Laws” means any domestic law, statute, Order of a Governmental Authority, regulation, rule, permit, license, directive, ruling, decree, ordinance, award, or other decision or requirement, including any amendments, having the force or effect of law, of any arbitrator, court, government or government agency or instrumentality or other Governmental Authority, concerning the importation, exportation, reexportation, or deemed exportation of products, technical data, technology or services, and the terms and conduct of transactions and making or receiving of payment related to such importation, exportation, reexportation or deemed exportation, including, but not limited to, as applicable, the Tariff Act of 1930, as amended, and other laws, regulations, and programs administered or enforced by the U.S. Department of Commerce (“Commerce”), U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies; the Export Administration Act of 1979, as amended; the Export Administration Regulations, including related restrictions with regard to transactions involving persons and entities on the Commerce Denied Persons List or Entity List; the Arms Export Control Act, as amended; the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the Debarred List; the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the embargoes and restrictions administered by the United States Office of Foreign Assets Control (“OFAC”); orders of the President regarding embargoes and restrictions on transactions with designated countries and entities, including persons and entities designated on OFAC’s list of Specially Designated Nationals and Blocked Persons; the anti-boycott regulations administered by Commerce; and the anti-boycott regulations administered by the U.S. Department of the Treasury.

(g) “Credit Agreement Amendment” means an amendment to the Existing Credit Agreement among the Company, NordLB and the Security Trustee.

(h) “Credit Transfer Agreement” means any agreement or instrument by which the Purchaser assumes the Seller's obligations under the Existing Credit Agreement.

(i) "Existing BISA" means each Beneficial Interest Security Agreement dated as of 8 February 2019 between the Company, as pledgor and the Security Trustee relating to the applicable Beneficial Interest and Trust.

(j) “Existing Credit Agreement” means the Credit Agreement dated as of February 7, 2019 among the Company, the other borrowers listed therein, the participants party thereto, NordLB and the Security Trustee.

(k) “Existing Loan Documents” means each Loan Operative Document as such term defined in the Existing Credit Agreement.

(l) “Existing MI Pledge” means the Membership Interest Pledge Agreement dated as of 8 February 2019 between Seller, as pledgor and Security Trustee.

(m) "Existing MI Pledge Release" means a release and termination by the Security Trustee of the Existing MI Pledge.

(n) “Existing Security Agreement” means the Security Agreement dated as of February 19, 2019 between each of the Borrower’s under the Existing Credit Agreement and the Security Trustee.

(o) “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

(p) “Governmental Authority” means any foreign, federal, provincial, local or other governmental authority, court, tribunal, bureau, board, commission, office, authority, regulatory body, self-regulatory body or any quasi-governmental entity, any political or other subdivision, department, agency or branch of any of the foregoing, including any supranational body, or any arbitrator, arbitral body or meditator;

(q) "FAA Counsel" means McAfee & Taft.

(r) "Illegality Event" means an injunction, order, decree or judgment issued by any governmental authority of competent jurisdiction and being in effect which restrains or prohibits the consummation of the purchase and sale of the LLC Interest or any of the other transactions contemplated by this Agreement or the other Transaction Documents.

(s) “Laws” means any international, national, federal, state or local laws, constitutions, treaties, conventions, statutes, ordinances, codes, rules, regulations or common laws or other similar requirements enacted, adopted, promulgated or applied by any Governmental Authority, each as amended.

(t)  “Lease” means, in relation to an Aircraft, each lease agreement described in Schedule C relating to that Aircraft (each as assigned, transferred and/or varied from time to time, including by the other Lease Documents relating to that Aircraft, together, the "Leases").

(u) "Lease Amendment Agreement" means, in relation to each Lease, each lease amendment agreement relating to that Lease dated on or before the Closing Date between the Seller and the Lessee.

(v) "Lease Documents" means, in relation to an Aircraft, the documents listed in Schedule C relating to that Aircraft.

(w) "Lessee" means Republic Airways Inc..

(x) “Lien” means any charge, claim, adverse interest, community property interest, pledge, hypothecation, condition, lien (statutory or other), option, security interest, mortgage, deed of trust, encumbrance, easement, encroachment, license, sublicense, right of way, right of first refusal, or other restriction on title or transfer or, in the case of equity, voting or receipt of income.

(y) "New MI Pledge" means a membership interest pledge agreement in the same form as the Existing MI Pledge, between Purchaser, as pledgor and Security Trustee.

(z) "NordLB" means Norddeutsche Landesbank Girozentrale, New York, as Agent and Norddeutsche Landesbank Girozentrale, as swap counterparty acting in any of such capacities under the Existing Credit Agreement.

(aa) "NordLB/Security Trustee Consent" means a consent agreement or agreements covering all of the Aircraft executed by NordLB and the Security Trustee dated on or before the Closing Date relating to the Existing Credit Agreement and consenting to the transactions contemplated by this Agreement.

(bb) “Order” means any judgment, order, injunction (including any preliminary injunction), decision, determination, award, ruling, writ, stipulation, restriction, assessment or decree of, or entered by, with or under the supervision of, any Governmental Authority, each as amended.

(cc) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a Governmental Authority or governmental entity (or any department, agency or political subdivision thereof).

(dd) "Proceeds Side Letter" means a side letter dated on or before the Closing Date relating to, inter alia, the application of the Purchase Price between the Seller, the Purchaser and Drake Asset Management Jersey Limited

(ee) “Purchaser Additional Insureds” means Purchaser, Falko Regional Aircraft Limited and their respective officers, directors, employees, agents, servants, successors and permitted assigns.

(ff) “Seller Additional Insureds” means “AeroCentury Corp. and JetFleet Management Corp., Wells Fargo Delaware Trust Company National Association, and their respective officers, directors, employees, agents, servants, successors and permitted assigns.

(gg) “Security Trustee” means Wilmington Trust Company, as security trustee.

(hh) "Specified Account" means the following account of the Seller:

Zions Bancorporation, N.A.

465 California St.

San Francisco, CA 94104

ABA: 121 002 042

SWIFT: ZFNBUS55

Account name: AeroCentury Corp.

Account number: 1750000381.

(ii) "Taxes" has the meaning given to it in Article 7.4.

(jj) "Transaction Documents" mean, together, this Agreement, the Existing MI Pledge Release, each Lease Amendment Agreement, the NordLB/Security Trustee Consent, the New MI Pledge, the Proceeds Side Letter and any notice, acknowledgement, instrument or other document required to be entered into in connection with the foregoing.

SCHEDULE B

AIRCRAFT DESCRIPTION

Manufacturer	Serial Number	Model	Engine #1	Engine #2
Embraer	17000168	ERJ 170-200LR	193478	193479
Embraer	17000172	ERJ 170-200LR	193484	193489
Embraer	17000173	ERJ 170-200LR	193492	193499

SCHEDULE C

LEASE DOCUMENTS

Republic Airways
MSN 17000168
Lease Agreement [N109HQ] dated 29 May 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc. (formerly, Republic Airline, Inc.)
Lease Supplement No.1 [N109HQ] dated 29 May 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Return Side Letter [N109HQ] dated 29 May 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee, Republic Airways Inc. and Metropolitan Life Insurance Company.
Participation Agreement [N109HQ] dated 29 May 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee, Republic Airways Inc. and Metropolitan Life Insurance Company.
Engine Warranty Assignment Agreement [N109HQ] dated 29 May 2007 between GE Engines Services, Inc. and Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and consented to by General Electric Company and GE Engine Services Distribution, LLC.
Guaranty dated 29 May 2007 between Republic Airways Holdings Inc., Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Metropolitan Life Insurance Company.
Tax Indemnity Agreement [N109HQ] dated 29 May 2007 between Republic Airways Inc. and Metropolitan Life Insurance Company.
Amendment No.1 to Lease Agreement (N109HQ) dated 10 October 2016 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Lease Agreement No.2 (N109HQ) dated 26 July 2017 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Lease Agreement No.3 (N109HQ) dated 31 December 2018 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Lease Agreement No.4 (N109HQ) dated 8 February 2019 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.

MSN 17000172
Lease Agreement [N110HQ] dated 28 June 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc. (formerly, Republic Airline, Inc.)
Lease Supplement No.1 [N110HQ] dated 28 June 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Participation Agreement [N110HQ] dated 28 June 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee, Republic Airways Inc. and Metropolitan Life Insurance Company.
Engine Warranty Assignment Agreement [N110HQ] dated 28 June 2007 between GE Engines Services, Inc. and Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and consented to by General Electric Company and GE Engine Services Distribution, LLC.
Guaranty dated 28 June 2007 between Republic Airways Holdings Inc., Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Metropolitan Life Insurance Company.
Tax Indemnity Agreement [N110HQ] dated 28 June 2007 between Republic Airways Inc. and Metropolitan Life Insurance Company.
Amendment No.1 to Lease Agreement (N110HQ) dated 10 October 2016 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Lease Agreement No.2 (N110HQ) dated 23 June 2017 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Lease Agreement No.3 (N110HQ) dated 31 December 2018 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Lease Agreement No.4 (N110HQ) dated 8 February 2019 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.

MSN 17000173
Lease Agreement [N111HQ] dated 28 June 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc. (formerly, Republic Airline, Inc.)
Lease Supplement No.1 [N111HQ] dated 28 June 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Participation Agreement [N111HQ] dated 28 June 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee, Republic Airways Inc. and Metropolitan Life Insurance Company.
Engine Warranty Assignment Agreement [N111HQ] dated 28 June 2007 between GE Engines Services, Inc. and Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and consented to by General Electric Company and GE Engine Services Distribution, LLC.
Guaranty dated 28 June 2007 between Republic Airways Holdings Inc., Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Metropolitan Life Insurance Company.
Tax Indemnity Agreement [N111HQ] dated 28 June 2007 between Republic Airways Inc. and Metropolitan Life Insurance Company.
Amendment No.1 to Lease Agreement (N111HQ) dated 10 October 2016 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Lease Agreement No.2 (N111HQ) dated 23 June 2017 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Lease Agreement No.3 (N111HQ) dated 31 December 2018 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Lease Agreement No.4 (N111HQ) dated 8 February 2019 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.

SCHEDULE D

FORM OF LIMITED LIABILITY AGREEMENT OF COMPANY

SCHEDULE E

TRUST DOCUMENTS

Republic Airways
MSN 17000168
Trust Agreement [N109HQ] dated 25 May 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Metropolitan Life Insurance Company.
Assignment and Assumption Agreement (N109HQ) dated 26 September 2007 between Metropolitan Life Insurance Company and Metlife Capital, Limited Partnership.
Amendment No.1 to Trust Agreement [N109HQ] dated 26 September 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Metlife Capital, Limited Partnership.
Assignment and Assumption Agreement (N109HQ) dated 26 July 2017 between Metlife Capital, Limited Partnership, AeroCentury Corp., Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Assignment and Assumption Agreement (N109HQ) dated 31 December 2018 between ACY E-175 LLC, AeroCentury Corp., Republic Airways Inc. and Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee.

MSN 17000172
Trust Agreement [N110HQ] dated 26 June 2007 between Metropolitan Life Insurance Company and Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee.
Assignment and Assumption Agreement (N110HQ) dated 26 September 2007 between Metropolitan Life Insurance Company and Metlife Capital, Limited Partnership.
Amendment No.1 to Trust Agreement [N110HQ] dated 26 September 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Metlife Capital, Limited Partnership.
Assignment and Assumption Agreement (N110HQ) dated 23 June 2017 between Metlife Capital, Limited Partnership, AeroCentury Corp., Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Assignment and Assumption Agreement (N110HQ) dated 31 December 2018 between ACY E-175 LLC, AeroCentury Corp., Republic Airways Inc. and Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee.

MSN 17000173
Trust Agreement [N111HQ] dated 26 June 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Metropolitan Life Insurance Company.
Assignment and Assumption Agreement (N111HQ) dated 26 September 2007 between Metropolitan Life Insurance Company and Metlife Capital, Limited Partnership.
Amendment No.1 to Trust Agreement [N111HQ] dated 26 September 2007 between Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Metlife Capital, Limited Partnership.
Assignment and Assumption Agreement (N111HQ) dated 23 June 2017 between Metlife Capital, Limited Partnership, AeroCentury Corp., Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee and Republic Airways Inc.
Assignment and Assumption Agreement (N111HQ) dated 31 December 2018 between ACY E-175 LLC, AeroCentury Corp., Republic Airways Inc. and Wells Fargo Delaware Trust Company, not in its individual capacity but solely as owner trustee.